UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 29, 2015

JOYMAIN INTERNATIONAL DEVELOPMENT GROUP INC.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

68-0681552
(Commission File Number)	(IRS Employer Identification No.)

2451 NW 109 Avenue, Suite 9, Miami, FL33712
(Address of principal executive offices and zip code)

Tel: 1-786-232-3083
(Registrant’s telephone number including area code)

Advento, Inc.
(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 3—Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

On January 29, 2015, our Board of Directors of Joymain International Development Group, Inc. ( the “Company” or “we”, “us”) authorized an issuance of approximately 163,978,373 shares of restricted common stock, par value $0.001per share (the “Common Stock” and “Compensation Shares”) to our 34 distribution and development partners in reliance upon the exemption from securities registration afforded by Regulation S (“Regulation S”) as promulgated under the Securities Act of 1933, as amended (the “Offering”). Compensation Shares are issued to reward those distribution and development partners for their efforts and contribution in establishing and expanding our distribution channels, assisting in developing new products and researching market acceptance of our products since our incorporation. As a result of the issuance of Compensation Shares, as the date of this Report, there are 1,120,343,373 shares of Common Stock, issued and outstanding.

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 3, 2015	Joymain International Development Group, Inc.

By:	/s/ Suqun Lin
Name: Suqun Lin
Title: Chief Executive Officer and President , Director